CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated June 21, 2010, for the Clarity Fund, a series of the Clarity Fund, Inc., and to all references to our firm included in or made a part of this Pre-Effective Amendment No. 2 under the Securities Act of 1933 and Pre-Effective Amendment No. 2 under the Investment Company Act of 1940 to the Clarity Fund, Inc.’s Registration Statement on Form N-1A.

COHEN FUND AUDIT SERVICES, LTD.

Westlake, Ohio

June 21, 2010